UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2016

KAR Auction Services, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices) (Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 9, 2016, KAR Auction Services, Inc. (the “Company”) announced that it had entered into an Incremental Commitment Agreement and First Amendment (the “First Amendment”) to the Amended and Restated Credit Agreement, dated as of March 11, 2014 (as amended by the First Amendment, the “Credit Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent, certain subsidiaries of the Company party thereto and the several lenders party thereto.

The First Amendment provides for, among other things, (i) the incurrence of additional term loans under the Credit Agreement, in the form of a new $1,350.0 million seven-year secured tranche B-3 term loans (the “Tranche B-3 Term Loans”) and (ii) an additional $300.0 million of available revolving commitments (“Incremental Revolving Commitments”), which replaces the previously existing revolving commitments under the Credit Agreement.  The proceeds of the Tranche B-3 Term Loans have been used by the Company to repay in full all existing tranche B-1 term loans under the Credit Agreement and all outstanding revolving loans under the Credit Agreement.  The Company’s existing tranche B-2 term loans (the “Tranche B-2 Term Loans”) will remain outstanding under the Credit Agreement.  In addition, the First Amendment includes an amendment to the Company’s financial covenant, which requires the Company to maintain a Consolidated Senior Secured Leverage Ratio (as defined in the Credit Agreement) of 3.75 to 1.00 as of each test date on which any Revolving Loans (as defined in the Credit Agreement) are outstanding, and which steps down to 3.50 to 1.00 starting with the fiscal quarter ending September 30, 2017 and for each test date thereafter.

As set forth in the Credit Agreement, the Tranche B-2 Term Loans and the Tranche B-3 Term Loans will bear an interest at an amount equal to a rate calculated based on the type of borrowing and, for any Revolving Loans, in addition to the type of borrowing, the interest will also be computed based on the Company’s Consolidated Senior Secured Leverage Ratio. For example, with respect to the Tranche B-2 Term Loans the Company may elect to pay interest based on either an adjusted LIBOR rate plus 3.1875% or Base Rate (as defined in the Credit Agreement) plus 2.1875%.  With respect to the Tranche B-3 Term Loans, the Company may elect to pay interest based on either an adjusted LIBOR rate plus 3.50% or Base Rate plus 2.50%. For any Revolving Loans, if the Company’s Consolidated Senior Secured Leverage Ratio is greater than or equal to 2.75:1.00, then the Company may elect to pay interest based on either an adjusted LIBOR rate plus 2.50% or Base Rate plus 1.50%; if the Company’s Consolidated Senior Secured Leverage Ratio is less than 2.75:1.00, then the Company may elect to pay interest based on either an adjusted LIBOR rate plus 2.25% or Base Rate plus 1.25%.  The Company will also pay a commitment fee of between 35 to 40 basis points, payable quarterly, on the average daily unused amount of the Revolving Facility (as defined in the Credit Agreement) based on the Company’s Consolidated Senior Secured Leverage Ratio, from time to time.

Certain of the lenders and agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for the Company and its affiliates, for which they received or will receive customary fees and expenses.

The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.  Exhibits.

(d)   Exhibits

Exhibit	Description

10.1

Incremental Commitment Agreement and First Amendment, dated as of March 9, 2016, among KAR Auction Services, Inc., JPMorgan Chase Bank, N.A., as administrative agent, certain subsidiaries of the Company party thereto and the several lenders party thereto

Forward-Looking Statements

Certain statements contained in this Report include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties.  In particular, statements made that are not historical facts may be forward-looking statements.  Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “contemplates” and similar expressions identify forward-looking statements.  Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those matters disclosed in the Company’s Securities and Exchange Commission filings.  The Company does not undertake any obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2016	KAR Auction Services, Inc.

/s/ Rebecca C. Polak
Rebecca C. Polak
Executive Vice President, General Counsel and Secretary